UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 27, 2006

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12577	SITEL CORPORATION	47-0684333

MINNESOTA

(State or Other Jurisdiction of Incorporation or Organization)

7277 WORLD COMMUNICATIONS DRIVE OMAHA, NEBRASKA	68122
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-6810

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a).    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 27, 2006, management and the Audit Committee concluded, based on the preliminary results of its review, that the Company will have to restate its previously issued financial statements for the fiscal years 2000 through 2004 and potentially for each of the three-month periods covered by the interim quarterly reports in the fiscal year ended December 31, 2005, due to errors in those financial statements attributable to the improper activities of a former employee of one international subsidiary. Accordingly, such previously issued financial statements should no longer be relied upon. Management of the Company has discussed this conclusion with the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”). The Company expects to file the restated financial statements as soon as practicable.

Item 8.01.                              Other Events.

On March 3, 2006, SITEL Corporation issued a press release announcing that the Company’s management informed the Audit Committee of its Board of Directors and KPMG of certain irregularities at one of its international subsidiaries. The irregularities include accounting errors and the failure to remit certain municipal taxes notwithstanding the receipt of official certificates indicating otherwise.  Management identified the irregularities during its periodic audit and procedural review of the business unit. Because employee(s) of the international subsidiary may have engaged in unlawful activity, the Company has advised the Securities and Exchange Commission of the matter. The Company is continuing to investigate these matters with the help of an outside independent law firm. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

The Company has determined that the subsidiary’s former controller, in violation of Company policies, engaged in improper accounting practices and the avoidance of local tax obligations and caused misleading records to be created to prevent the Company’s senior management from detecting this misconduct. Based on the preliminary results of its review, the Company expects to restate its previously issued financial statements for the fiscal years 2000 through 2004 and potentially for each of the three-month periods covered by the interim quarterly reports for the fiscal year 2005. Accordingly, such previously issued financial statements should no longer be relied upon until such restatement occurs and issuance of the Company’s Form 10-K for the fiscal year ended December 31, 2005. Although the review is not complete, the Company estimates the total earnings impact, primarily related to the five-year period 2000 through 2004, will be $5.0 million to $7.0 million, including an estimated $1.5 million to $2.2 million of interest and penalties related to unpaid municipal taxes in the foreign country. The Company is in discussions with its lenders concerning waivers of any technical events of default that may result from the restatement itself and the events requiring the restatement and waivers of any potential non-compliance with financial covenants related to the restatement. Current estimates of the restatements required may need to be adjusted, perhaps materially, when the restated financial statements are filed.

The Company may be required to delay the filing of its 2005 Annual Report on Form 10-K, which is due March 16, 2006, in order to allow for the Company and Audit Committee’s evaluation of these issues to be concluded and for KPMG to complete an audit of the Company’s financial statements.  The Company is unable to predict the ultimate outcome, or the timing of its conclusion.  In addition, the Company will complete its required assessment of the Company’s internal control over financial reporting and whether there has been any material weakness in the Company’s internal controls.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibit 99.1    Press release of SITEL Corporation dated March 3, 2006

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITEL Corporation
(Registrant)

Date: March 3, 2006	By	/s/ Jorge A. Celaya
Jorge A. Celaya
Chief Financial Officer